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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-42554, 33-48186 and 33-42424) pertaining to the Employee Stock Option and Employee Stock Purchase Plans of CorVel Corporation of our report dated May 8, 1997 with respect to the consolidated financial statements and schedules of CorVel Corporation included in the annual report on Form 10-K for the year ended March 31, 1997.


                                             /s/ ERNST & YOUNG LLP


Orange County, California
June 27, 1997